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                                                                   EXHIBIT 99.11



                   SIXTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                 GENENTECH, INC.


         THIS SIXTH AMENDMENT, effective as of the first day of October, 1998, except as otherwise noted below, by and between Fidelity Management Trust Company (the "Trustee") and Genentech, Inc. (the "Sponsor");


                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 1, 1991, and amended May 1, 1994, December 1, 1995, May 8, 1996, April 1, 1997, November 9, 1997 (as amended, the "Trust Agreement"), with regard to the Genentech, Inc. Tax Reduction Investment Plan (the "Plan"); and

         WHEREAS, the Sponsor has notified the Trustee that the Sponsor desires to add certain Non-Fidelity Mutual Funds (as defined below), effective starting October 1, 1998 as new investment options to participants of the Plan; and

         WHEREAS, the Sponsor has notified the Trustee that effective starting on the close of business on December 31, 1998, the Sponsor wishes to freeze certain investment options currently offered to participants of the Plan; and

         WHEREAS, in connection with implementing modification, the Sponsor has notified the Trustee that effective starting on the close of business on December 31, 1998, the Trustee is to disregard any participant instructions to direct any further contribution, exchange or other investment into (but not any exchange out of) any of the Frozen Funds (as defined below), and in lieu thereof shall direct such contribution, exchange or investment into one of the new investment options, as provided in greater detail herein below; and

         WHEREAS, in connection therewith, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 15 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trust and the Sponsor hereby amend the Trust Agreement, effective as of October 1, 1998 (unless otherwise noted), by:

         (1) Amending Section 1 by restating the definition of "Mutual Fund" as follows:



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              "Mutual Fund" shall refer, collectively, to both Fidelity Mutual
              Funds and Non-Fidelity Mutual Funds, as those terms are defined in this Section.

         (2) Amending Section 1 by inserting a new definition of "Fidelity Mutual Fund" immediately after the definition of "FBSI" to read as follows:

              "Fidelity Mutual Fund" shall mean securities issued by the investment companies advised by Fidelity Management & Research Company.

         (3) Amending Section 1 by inserting a new definition of "Non-Fidelity Mutual Fund" immediately after the definition of "1934 Act" to read as follows:

              "Non-Fidelity Mutual fund" shall mean securities issued by investment companies not advised by Fidelity Management & Research Company.

         (4) Amending Section 1 by amending the definition of "Plan" as follows:

              "Plan" shall mean the Genentech, Inc. Tax Reduction Investment Plan (Restatement of May 8, 1996), as heretofore or hereafter amended from time to time.

         (5) Amending Section 1 by amending the definition of "Sponsor Stock" as follows:

              "Sponsor Stock" shall mean equity securities issued by the Sponsor or an Affiliate which are publicly traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA, including, but not limited to the redeemable common stock of the Sponsor, par value $.02 while such redeemable stock is outstanding, and the callable putable common stock of the Sponsor, par value $.02 while such callable putable common stock is outstanding, and thereafter the common stock of the Sponsor as from time to time constituted.

         (6) Amending Section 6(b), Available Investment Options, by restating item (i) as follows:

              (i) Mutual Funds



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         (7)  Amending Section 6(d), Mutual Funds, by adding a new item (iii) as follows:

                  (iii) Non-Fidelity Mutual Funds. In addition to the other
              limitations set forth in this Section 6(d), which are applicable to Trust investments in all Mutual Funds, Trust investments and transactions involving any Non-Fidelity Mutual Fund shall be done in accordance with the Operation Guidelines for Non-Fidelity Mutual Funds attached hereto as Schedule "H".

         (8) Amending Schedule "A" by replacing the list of "investment options" under Administration with the following list:

              *  Maintenance of the following investment options under the Plan:

                 Sponsor Stock
                 Fidelity Growth & Income Portfolio
                 Fidelity Growth Company Fund
                 Fidelity Magellan Fund
                 Fidelity Money Market Trust: Retirement Money Market Portfolio Spartan U.S. Equity Index Fund
                 INVESCO Total Return Fund
                 Janus Worldwide Fund
                 MAS High Yield Portfolio
                 Neuberger & Berman Genesis Trust
                 PIMCO Total Return Fund
                 Fidelity Asset Manager
                 Fidelity Asset Manager:  Growth
                 Fidelity Asset Manager:  Income
                 Fidelity Balanced Fund
                 Fidelity Intermediate Bond Fund
                 Fidelity Overseas Fund

         (9) Effective starting on the close of business on December 31, 1998, amending Schedule "A" by removing the following Fidelity funds previously offered as investment options under the Plan (hereinafter the "Frozen Funds") from the list of "investment options" under Administration: Fidelity Asset Manager, Fidelity Asset Manager: Growth, Fidelity Asset Manager: Income, Fidelity Balanced Fund, Fidelity Intermediate Bond Fund and Fidelity Overseas Fund.



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         (10) Effective starting on the close of business on December 31, 1998, amending Schedule "A" by adding the following under
              Administration:

              * Maintenance of frozen accounts for Plan participants who elect to maintain any balance in any of the following Frozen Funds:

                 Fidelity Asset Manager
                 Fidelity Asset Manager:  Growth
                 Fidelity Asset Manager:  Income
                 Fidelity Balanced Fund
                 Fidelity Intermediate Bond Fund
                 Fidelity Overseas Fund

         (11) Amending Schedule "A" by adding the following under
              Administration:

              * Effective starting on the close of business on December 31, 1998, no contribution, exchange or other investment into a Frozen Fund shall be permitted. Exchanges out of a Frozen Fund shall be permitted, subject to the same procedures as exchanges into all other Mutual Funds as provided in the Agreement.

         (12) Deleting the prior Schedule "C" to the Trust Agreement in its entirety and replacing it with a new Schedule "C", Investment Options, which is attached hereto and incorporated into the Trust Agreement by this reference.

         (13) Amending Schedule "B" by adding the following item after "Withdrawals by Phone":

              Non-Fidelity Mutual Funds:     .35% annual administration fee on
                                             assets invested in the following
                                             Non-Fidelity Mutual Funds: INVESCO
                                             Total Return Fund and Neuberger &
                                             Berman Genesis Trust; .25% trust
                                             administration fee on all other
                                             Non-Fidelity Mutual Fund



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                                             assets. All fees in this paragraph
                                             are to be paid by the Non-Fidelity
                                             Mutual Fund vendor, and not by the
                                             Sponsor.

         (14) Amending Schedule "F", Telephone Exchange Procedures, by adding the following after the first paragraph of the Mutual Funds portion:

              II. FROZEN FUNDS

                  Notwithstanding anything in these procedures to the contrary, effective starting on the close of business on December 31, 1998, no exchanges shall be permitted into any Mutual Fund designated as a Frozen Fund on Schedules "A" and "C".

         (15) Adding a new Schedule "H", Operational Guidelines for Non-Fidelity Mutual Funds, which is attached hereto and incorporated into the Trust Agreement by this reference.

         (16) Amending Section 9 of the Trust Agreement as follows:

              (A) Amending the first sentence of Section 9(b) to read as follows:

                  Except as otherwise provided for herein, whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by an individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided that (i) the Trustee reasonably believes the signature of the individual to be genuine and (ii) the Trustee acts reasonably and prudently in carrying out such direction.

              (B) Amending Section 9(c) to read as follows:

                  Except as otherwise provided for herein, whenever the Committee provides a direction to the



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                  Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Committee in the form attached hereto as Schedule "E", provided that (i) the Trustee reasonably believes the signature of the individual to be genuine and (ii) the Trustee acts reasonably and prudently in carrying out such direction, unless in any case the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

              (C) Amending Section 9(d) by adding a new second sentence thereto as follows:

                  The Trustee shall indemnify and hold harmless the Sponsor, the Administrator, the Committee and any and all individual Plan participant accounts from and against any and all loss (including lost investment gain), resulting directly from the Trustee's untimely receipt of Mutual Fund pricing information for any Non-Fidelity Mutual Fund, or from the Trustee's untimely implementation of any investment direction contrary to the terms of the Plan or Agreement.

              (D) Amending Section 9(e) to read as follows:

                  The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith or



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                  breach of fiduciary duty under this Agreement or under Part 4 of Title I of ERISA.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.



GENENTECH, INC.                               FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ LOUIS J. LAVIGNE, JR.  9/29/98    By: /s/ CAROLYN REDDEN  10/16/98
    ----------------------------------        ----------------------------
                                Date             Vice President     Date



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                                  SCHEDULE "C"

                               INVESTMENT OPTIONS


         In accordance with Section 6(b) of the Agreement, the Committee hereby directs the Trustee that, effective starting October 1, 1998, Members' Accounts may be invested in the following investment options:

         -  Sponsor Stock
         -  Fidelity Growth & Income Portfolio
         -  Fidelity Growth Company Fund
         -  Fidelity Magellan Fund
         -  Fidelity Money Market Trust: Retirement Money Market Portfolio
         -  Spartan U.S. Equity Index Fund
         -  INVESCO Total Return Fund
         -  Janus Worldwide Fund
         -  MAS High Yield Portfolio
         -  Neuberger & Berman Genesis Trust
         -  PIMCO Total Return Fund
         -  Fidelity Asset Manager
         -  Fidelity Asset Manager: Growth
         -  Fidelity Asset Manager: Income
         -  Fidelity Balanced Fund
         -  Fidelity Intermediate Bond Fund
         -  Fidelity Overseas Fund

         Effective on the close of business on December 31, 1998, the following funds shall become Frozen Funds (as defined in Schedule "A"):


         -  Fidelity Asset Manager
         -  Fidelity Asset Manager: Growth
         -  Fidelity Asset Manager: Income
         -  Fidelity Balanced Fund
         -  Fidelity Intermediate Bond Fund
         -  Fidelity Overseas Fund

         Effective starting on the close of business on December 31, 1998, the Committee hereby directs the Trustee that the Trustee is to disregard any participant's instructions to direct any further contribution, exchange or other investment into (but not



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any exchange out of) any of the Frozen Funds, and in lieu thereof shall direct such contribution, exchange or investment as follows, unless and until alternate instruction is received from the participant in accordance with the Agreement:

         - Fidelity Asset Manager - invest instead in the INVESCO Total Return Fund

         - Fidelity Asset Manager: Growth - invest instead in the Fidelity Growth Company Fund

         - Fidelity Asset Manager: Income - invest instead in the INVESCO Total Return Fund

         - Fidelity Balanced Fund - invest instead in the INVESCO Total Return Fund

         - Fidelity Intermediate Bond Fund - invest instead in the PIMCO Total Return Fund

         -  Fidelity Overseas Fund - invest instead in the Janus Worldwide Fund

         The investment option referred to in Section 6(c) of the Agreement shall be Fidelity Money Market Trust: Retirement Money Market Portfolio.



GENENTECH, INC.



By: /s/ LOUIS J. LAVIGNE, JR.  9/29/98
    ----------------------------------
                                Date

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                                  SCHEDULE "H"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS


PRICING

By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor:
(1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.


TRADE ACTIVITY AND WIRE TRANSFERS

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the



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Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.


PROSPECTUS DELIVERY

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.


PROXIES

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.


PARTICIPANT COMMUNICATIONS

The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to



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retaining any other third-party vendor to render such data or materials under this Agreement.


COMPENSATION

FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.


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